Exhibit 21.1

                              List of Subsidiaries



Subsidiary                      State of Incorporation            Business Name
----------                      ----------------------            -------------

Hawk Marine Power, Inc.         Delaware                          Same

Cigarette Licensing, Inc.       Delaware                          Same